UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2006

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121
(Address of principal executive offices)   (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc. and/or our wholly owned subsidiary, BRL Screening, Inc., unless the context otherwise provides.

Item 5.02.          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 11, 2006, our Board of Directors increased the size of the Board to 9 directors and appointed Christine A. White, M.D., as a director. Dr. White was also appointed as a member of the Corporate Governance, Nominating and Strategy Committee and the Compensation Committee.

Dr. White was with Biogen Idec from 1996 to 2005, where she held several senior positions, most recently as Senior Vice President, Global Medical Affairs. From 1994 to 1996, Dr. White served as the Director of Clinical Oncology Research at the Sidney Kimmel Cancer Center in San Diego and from 1984 to 1994, Dr. White held various positions in the Department of Medicine at Scripps Memorial Hospitals in San Diego, most recently as Chairman, Department of Medicine. Dr. White currently serves on the board of directors at Pharmacyclics, Inc. and is a member of numerous professional organizations. Dr. White received her medical degree from the University of Chicago and is Board certified in both Internal Medicine and Medical Oncology.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2006	Arena Pharmaceuticals, Inc.,
a Delaware corporation

	By:	/s/ Jack Lief
Jack Lief
President and Chief Executive Officer